Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 22, 2011 (except Note 10, as to which the date is February 13, 2012) for Cantor G&W (Nevada), L.P. in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-178721) and related Prospectus of Cantor Entertainment Technology, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Las Vegas, Nevada

February 13, 2012